EFFECTIVE AUGUST 23RD, 2004

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2004

Wrap-N-Roll USA, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-29445	84-1432450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1056 East Platinum Way, Sandy, Utah		84094
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 576-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 - CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 24, 2004, the Board of Directors of the registrant unanimously appointed the following persons to fill vacancies on the Board of Directors of the registrant: Alexander S. Ferries; Tim Misewicz; and Swen Mortenson.  These same persons were also appointed as officers of the registrant as follows: Alexander S. Ferries - President; Tim Misewicz - Vice President; and Swen Mortenson - Secretary and Treasurer.  The only compensation to be paid to these persons is, in the event of a change in control of the registrant, each person shall receive $1,000 and 1,000 shares of the post-change in control company.

Mr. Ferries, age 30, has been an associate for Tryant, LLC, an investment banking consulting firm headquartered in Salt Lake City, Utah, since February 2004.  In 2002, Mr. Ferries graduated from the Tuck School of Business at Dartmouth with an MBA.  Prior to business school, Mr. Ferries was a staff engineer at Critical Link, LLC, an electrical engineering consulting firm in Syracuse, New York, where he was responsible for the design and production of several hardware/software products.

Mr. Misewicz, age 42, has been involved in various aspects of the commercial fitness industry for over twenty years.  From 1987 through 2002, his personal training company operated inside IRHSA clubs in the Utah market.  From 2002 to 2004, Mr. Misewicz helped open and operate two facilities dedicated exclusively to emerging fitness trend concepts such as core training and Pilates.  From 1999 through 2003, Mr. Misewicz served as the CEO of Personal Training Business Consultants International, a privately-held, strategic planning and consulting company focused on the Utah, Colorado, Arizona, and California health club markets.

Mr. Mortenson, age 55, has been the managing partner of Mortenson & Wyatt CPA Firm for over five years.  Mr. Mortenson graduated from Steven Henagers Business College in 1971, with an Associated Degree in Professional Accounting and Business.

On November 24, 2004, Cliff Halling, a member of the Board of Directors and the Chief Executive Officer and Chief Financial Officer of the registrant, submitted his letter of resignation to the Board of Directors of the registrant, resigning from both his capacities as a member of the Board of Directors and officer of the registrant, effective as of November 24, 2004.

The aforementioned resignations and appointments were as contemplated by that certain Stock Purchase Agreement (the “Agreement”), dated October 19, 2004, by and among Mr. Halling, and Jeff D. Jenson, Rudie A. Bivens, and Daniel D. Drummond (collectively, the “Investors”), as described in the Current Report on Form 8-K of the registrant filed on October 25, 2004.  Pursuant to the Agreement, the directors and executive officers of the registrant prior to the closing of the sale associated with the Agreement were obligated to designate the directors and executive officers nominated by the Investors to serve in their place and stead.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wrap-N-Roll USA, Inc.

Date: November 30, 2004	/s/ Alexander S. Ferries
Alexander S. Ferries President